                                                           Exhibit No. EX-99.i.1

[STRADLEY RONON LOGO]                        Stradley Ronon Stevens & Young, LLP
                                                        2600 One Commerce Square
                                                    Philadelphia, PA  19103-7098
                                                       Telephone  (215) 564-8000
                                                             Fax  (215) 564-8120

                                  June 16, 2006

Board of Trustees
Cheswold Lane Funds
100 Front Street, Suite 960
Conshohocken, PA 19428

     Re:  Cheswold Lane Funds' Registration under the Securities Act of 1933

Ladies and Gentlemen:

     We have  examined the Amended and Restated  Agreement  and  Declaration  of
Trust (the "Trust  Agreement") of the Cheswold Lane Funds (the  "Trust"),  which was  organized  as a  statutory  trust on April  12,  2006  under  the  Delaware
Statutory Trust Act; the By-Laws of the Trust;  the  resolutions  adopted by the
Trust's  Board of Trustees  organizing  the  business of the Trust;  and various pertinent  Trust  proceedings  that we deem material.  We have also examined the
Notification of Registration and the  registration  statement filed on Form N-1A
(the "Registration  Statement") on behalf of the Trust with the U.S.  Securities and  Exchange  Commission  (the  "SEC") on April 19,  2006 under the  Investment
Company Act of 1940,  as amended (the "1940  Act"),  and the  Securities  Act of
1933,  as  amended  (the  "1933  Act"),  the  pre-effective  amendment  to  that
Registration  Statement filed herewith,  as well as other items we deem material to this opinion.

     The Trust is authorized by the Trust Agreement to issue an unlimited number of shares of  beneficial  interest  without  par  value.  Pursuant  to the Trust
Agreement,  the Board of Trustees has authorized the creation and designation of one series of shares,  the Cheswold Lane  International High Dividend Fund, with one class, the Institutional Shares Class. The Trust Agreement also empowers the
Board of Trustees to  designate  any  additional  series or classes and allocate shares to such series or classes.

     Pursuant  to  the  provisions  of  Section  24(f)  of  the  1940  Act,  the
Registration  Statement is deemed to register an indefinite  number of shares of the Trust.  You have further advised us that the Trust will timely file a Notice pursuant to Rule 24f-2 under the 1940 Act  perfecting  the  registration  of the shares sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

     You also have  informed  us that the  shares  of the Trust  will be sold in accordance with the Trust's usual method of distributing its registered  shares, under which  prospectuses  are made  available  for  delivery  to  offerees  and purchasers of such shares in accordance with Section 5(b) of the 1933 Act.

     Based upon the foregoing information and examination,  so long as the Trust remains a valid and  subsisting  entity under the laws of the State of Delaware, and the  registration  of an  indefinite  number of shares of the Trust  remains effective,  the authorized shares of the Trust when issued after the date hereof for the  consideration  set by the  Board  of  Trustees  pursuant  to the  Trust
Agreement  and the  Trust's  currently  effective  registration  statement,  and subject to compliance with Rule 24f-2,  will be validly  issued,  fully paid and non-assessable.

     We hereby consent to the use of this opinion,  in lieu of any other,  as an exhibit to the  Registration  Statement of the Trust,  along with any amendments thereto, covering the registration of the shares of the Trust under the 1933 Act and the applications,  registration statements or notice filings, and amendments thereto,  filed in accordance  with the securities laws of the several states in which  shares of the Trust are offered,  and we further  consent to reference in the Registration Statement to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                       Very truly yours,

                                       STRADLEY, RONON, STEVENS & YOUNG, LLP

                                       By:   /s/ Michael D. Mabry
                                             Michael D. Mabry, a Partner